Exhibit 99.1

TDS Board Announces Unanimous Support for Sale of UScellular’s Wireless Operations and Select Spectrum Assets to T-Mobile

TDS believes transaction delivers significant value to UScellular customers and shareholders

TDS announces second quarter 2024 dividends

TDS and UScellular to hold conference call at 8:30 a.m. Central Time

CHICAGO (May 28, 2024) – Telephone and Data Systems, Inc. (“TDS”) (NYSE: TDS) today indicated its board of directors unanimously approved the definitive agreement reached by TDS and United States Cellular Corporation (“UScellular”) (NYSE: USM) to sell UScellular’s wireless operations and approximately 30% of its spectrum assets to T-Mobile for a purchase price of $4.4 billion, including a combination of cash and up to approximately $2 billion of assumed debt. The agreement follows the thorough strategic review process announced in August 2023.

“Over the past four decades, TDS has supported the growth and development of UScellular, its wireless business and the company’s mission to connect people to what matters most. Continuing to deliver for UScellular’s customers requires a level of scale and investment that is best achieved by integrating its wireless operations with those of T-Mobile. We are confident that T-Mobile is the right partner and now is the right time to divest the operations,” said Walter C. D. Carlson, Chair of the TDS Board. “T-Mobile’s robust capabilities and offerings will enhance service, choice, and value for UScellular’s wireless customers, while the financial terms will deliver significant shareholder value and position UScellular with a healthy balance sheet and a transformed tower infrastructure business poised for strong growth and value creation.”

In addition to the sale of the wireless operations and select spectrum assets for $4.4 billion in cash and assumed debt, and the considerable benefits to customers as a result of the transaction, UScellular will benefit from the potential to opportunistically monetize the retained spectrum, which represents approximately 70% of total spectrum assets across several spectrum bands. UScellular’s tower assets will represent one of the largest tower businesses in the United States, and following the transaction, T-Mobile will be a long-term tenant on a minimum of 2,015 incremental towers owned by UScellular, and extend the lease term for the approximately 600 towers where T-Mobile is already a tenant. This will ensure continued, uninterrupted service for UScellular customers and create a long-term contracted revenue stream from a strong anchor tenant for at least 15 years after the close of the transaction. UScellular also retains its significant equity method investment interests, primarily from its wireless partnerships, that generated $158 million of equity method income and $150 million in distributions in 2023.

While decisions regarding the distribution of proceeds from the sale of the wireless operations will be determined solely by the UScellular board of directors, TDS will receive such proceeds in proportion to its ownership of UScellular. To the extent cash distributions are made to UScellular shareholders, including from proceeds, if any, related to the monetization of retained spectrum assets, TDS will utilize such proceeds in the best interests of its shareholders. Depending on the amount of proceeds, those uses are expected to include continuing to invest in the company’s fiber build-out program and reducing leverage levels, and may include return of capital to shareholders and the pursuit of other opportunities to grow the business.

Carlson continued, “As UScellular works to complete this transaction, TDS remains committed to executing on our strategy to grow our fiber footprint while increasing broadband penetrations and improving profitability. This includes bringing fiber to small and mid-sized, suburban and rural communities across the United States.”

Other Transaction Details

TDS, in its role as the 83 percent shareholder of UScellular, has delivered its written consent approving the transaction. The transaction is expected to close in mid-2025, subject to the receipt of regulatory approvals and the satisfaction of customary closing conditions.

For more information, please refer to the release filed today by UScellular, which can be accessed in UScellular’s website at https://investors.uscellular.com.

Advisors

Citigroup Global Markets Inc. is serving as lead financial advisor, Centerview Partners LLC is serving as financial advisor and Sidley Austin LLP is serving as lead legal advisor to TDS. TD Securities (USA) LLC and Wells Fargo are also serving as financial advisors to TDS for the transaction. PJT Partners LP is serving as financial advisor and Cravath, Swaine & Moore LLP is serving as legal advisor to the independent directors of UScellular. Clifford Chance LLP and Wilkinson Barker Knauer, LLP are also serving as legal advisors to UScellular and TDS for the transaction.

Capital Allocation Strategy and Dividends

TDS remains confident in its plans to drive growth and create value by investing in fiber expansion. To support those plans, TDS is resetting its approach to capital allocation. Specifically, the Board has declared dividends for the second quarter 2024 at approximately 20% of the previous level for its Common Shares and Series A shares. This shift in approach is expected to free up additional capital that can be used to support the company’s fiber program, among other purposes. No changes are anticipated in the dividends to be paid on the Series UU and Series VV preferred shares.

TDS is paying a quarterly dividend of $0.04 per Common Share and Series A Common Share payable on June 28, 2024, to holders of record on June 14, 2024.

TDS is paying a quarterly dividend of $414.0625 per share on the company’s 6.625% Series UU Preferred shares; holders of depositary shares will receive $0.4140625 per depositary share payable on July 1, 2024, to holders of record on June 15, 2024.

TDS is paying a quarterly dividend of $375.0000 per share on the company’s 6.000% Series VV Preferred shares; holders of depositary shares will receive $0.3750000 per depositary share payable on July 1, 2024, to holders of record on June 15, 2024.

The tickers for the TDS Common shares is “TDS”, the Series UU depositary shares is “TDSPrU” and the Series VV depositary shares is “TDSPrV”.

Conference Call Information

TDS and UScellular will hold a joint conference call on May 28, 2024, at 8:30 a.m. Central Time.

•	Access the live call on TDS Events & Presentations or UScellular Events & Presentations or at https://events.q4inc.com/attendee/598119900

•	Access the call by phone at (800) 715-9871 (U.S./Canada), conference ID: 2264212

Before the call, information to be discussed during the call will be posted to TDS Events & Presentations. The call will be archived on TDS Events & Presentations and UScellular Events & Presentations.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, UScellular, TDS Telecom, and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed approximately 8,600 associates as of March 31, 2024.

Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations about the consummation and benefits of the proposed transactions, including anticipated synergies, and T-Mobile’s, UScellular’s and TDS’ plans, objectives, expectations and intentions, and the expected timing of completion of the proposed transaction. These statements are based on current plans, estimates, projections, and assumptions, and the anticipated timing of completion of the proposed transactions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the failure to obtain, or delays in obtaining, required regulatory approvals and the risk that such approvals may be conditioned upon or result in the imposition of terms or conditions that could adversely affect the expected benefits of the proposed transaction; the failure to satisfy any of the other conditions to the proposed transaction on a timely basis, or at all; the occurrence of events that may allow one or more parties to terminate the definitive agreement; the adverse effects on TDS’, UScellular’s or T-Mobile’s common stock and on TDS’, UScellular’s or T-Mobile’s operating results because of a failure to complete the proposed transactions in the anticipated timeframe or at all; adverse changes in the ratings of TDS’, UScellular’s or T-Mobile’s debt securities or adverse conditions or disruptions in the financial or credit markets; negative effects of the announcement, pendency or consummation of the transaction on TDS’ or UScellular’s operating results, including as a result of changes in key customer, supplier, employee or other business relationships; significant transaction costs and unknown liabilities; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; costs or difficulties related to the integration of UScellular’s network and operations into T-Mobile’s; the risk of litigation or regulatory actions, including antitrust litigation; the risk that certain contractual restrictions contained in the definitive agreement during the pendency of the proposed transaction could adversely affect TDS’ or UScellular’s ability to pursue business opportunities or strategic transactions; effects of changes in the state or federal regulatory environment in which TDS, UScellular and T-Mobile operate; intense competition; the ability of UScellular to obtain or maintain leases for its towers; the ability of TDS, UScellular and T-Mobile to retain and attract people of outstanding talent throughout all levels of the organization; ’advances in technology; impacts of costs, integration problems or other factors associated with expansion of TDS’ businesses; the ability of UScellular to successfully construct and manage its towers; difficulties involving third parties with which TDS and UScellular does business; uncertainties in TDS’ and UScellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; changes in tax rules or pronouncements; inability to timely and successfully execute on its fiber expansion plans or to realize significant incremental revenue from its deployment; the possibility that the Board of Directors of TDS or UScellular will not declare dividends; conditions in the U.S. telecommunications industry; the value of assets and investments; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by the TDS Voting Trust; deterioration of U.S. or global economic conditions; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K.

Additional Information and Where to Find It

UScellular will prepare an information statement on Schedule 14C for its shareholders with respect to the transaction described herein. When completed, the information statement will be delivered to UScellular’s shareholders. You may obtain copies of all documents filed by UScellular with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from UScellular’s website at https://investors.uscellular.com.